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                          [LETTERHEAD OF DIOMED, INC.]

                                 [LOGO] DIOMED

                                                                   Exhibit 10.10
                                                                   -------------

                     EVLT MARKETING AND PROMOTION AGREEMENT

         EVLT Marketing and Promotion Agreement entered into as of August 29, 2001 between Diomed, Inc., a Delaware corporation having its principal offices at 1 Dundee Park, Andover, MA 01810 ("Diomed"), Dr. Robert Min of New York, New York (the "Doctor"), and Endovenous Laser Associates, L.L.C., a New York limited liability company with a principal office at 416 East 55th Street, New York, New York 10022 (the "LLC").

RECITALS

         WHEREAS, Diomed is in the business of developing, marketing, manufacturing and selling laser systems for medical applications;

         WHEREAS, the Doctor is a named co-inventor and co-owner under a process patent, application number 09/374,280, entitled "Endovascular Laser Device and Treatment of Varicose Veins" (the "Process Patent Rights");

         WHEREAS, the Doctor is the named inventor under a patent application covering design and function of optical fibers, filed by Diomed, application number 85.70.75122 15 June 2001, entitled medical laser device (such patent application, together with all inventions, discoveries or improvements authored, conceived, developed, reduced to practice, or otherwise obtained by the Doctor that are referenced therein are referred to collectively as the "Fiber Patent").

         WHEREAS: the Doctor is willing to grant to Diomed a nonexclusive license to use of the Process Patent Rights and to assign to Diomed all rights he has or may have in the Fiber Patent

         WHEREAS, the Doctor is trained and knowledgeable in the use of lasers for the endovenous treatment of varicose veins ("EVLT") (EVLT is a Diomed Trademark);

         WHEREAS, the Doctor has formed a single member LLC for the purpose of conducting the activities contemplated by this Agreement;

         WHEREAS, Diomed desires to market and sell lasers worldwide for use in EVLT and is in the process of obtaining FDA approval for the use of its lasers to perform EVLT;

         WHEREAS, the Doctor, acting through the LLC, is willing to train other physicians in the use of the Diomed laser for EVLT and is otherwise willing to promote the use of the Diomed laser for EVLT all as more specifically set forth in this Agreement;

         WHEREAS, Diomed wishes to engage the Doctor, acting through his LLC, to help maximize Diomed's sales worldwide of lasers for EVLT and the Doctor and the LLC, wish to provide assistance to Diomed in connection with the marketing and promotion of the lasers for EVLT, all on the terms and conditions herein set forth;

         WHEREAS, For the purpose of this contract EVLT is defined as any internal Varicose Vein Treatment performed with a laser and a optical fiber;






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 NOW, THEREFORE, the parties hereby agree as follows:

 MARKETING OBLIGATIONS OF THE PARTIES

 1.1 Covenant to Promote the Product for EVLT. Subject to the terms and conditions of this Agreement, Diomed, the Doctor and the LLC shall work together and use their respective best efforts to promote the use of the Diomed lasers for EVLT throughout the world during the Term (as hereinafter defined).

 1.2 Exclusive Promotion. The Doctor and the LLC each agrees that, during the Term (and thereafter as provided in Section 5.7), he and it shall not actively promote to third parties any product for EVLT other than Diomed lasers, optical fibers and associated EVLT kits.

 1.3           Patent Rights.

               1.3.1 The Doctor and the LLC warrant and covenant that they have not and will not license the Process Patent Rights to any third party during the Term and that they have not licensed the Fiber Patent to any third party. The Doctor and the LLC further covenant that they shall not become a party to any agreement or arrangement (written or oral) with any other co-inventor of the Process Patent Rights or any third party that would adversely affect the rights of Diomed under the license granted hereunder.

               1.3.2 The Doctor hereby grants to Diomed, to the full extent that he has authority to do so, a royalty-free, perpetual, worldwide, non-exclusive license to use and to sublicense to others the right to use the Process Patent Rights if and when such patent issues._Notwithstanding the foregoing, the rights and license granted by the Doctor hereunder shall terminate in the event this Agreement is terminated due to Diomed's breach.

               1.3.2 The Doctor hereby assigns, grants, conveys and transfers to Diomed any and all right, title and interest he has or may have in and to the Fiber Patent. The Doctor will from time to time execute and deliver to Diomed such documentation and take such other reasonable action, at Diomed's expense, which Diomed may request in order to effectively carry out this Section and invest in Diomed the Fiber Patent and title thereto. The Doctor will assist Diomed in every proper way (but at Diomed's expense) to obtain and from time to time enforce rights with respect to the Fiber Patent in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. In the event that Diomed is unable for any reason whatsoever to secure the Doctor's consent to any document reasonably necessary or appropriate for any of the foregoing purposes, (including renewals, extensions, continuations, divisions or continuations in part), the Doctor hereby irrevocably designate and appoint Diomed and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and on his behalf and instead of him, for the purpose of executing and filing any such

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                              document and doing all other lawfully permitted
                              acts to accomplish the foregoing purposes with the same legal force and effect as if executed by him.

               1.3.4 The Doctor and LLC hereby acknowledge that "EVLT" is a trademark of Diomed, and that neither the Doctor nor the LLC has any rights therein. The Doctor and the LLC understand that Diomed intends to register such trademark with the U.S. Patent and Trademark Office, and agree to reasonably cooperate with Diomed so as to permit Diomed to obtain such registration,

 II.     Duties of The Doctor

         Subject to the terms and conditions of this Agreement, during the Term:

         2.1 EVLT Training of Other Physicians. The Doctor, acting through the LLC, agrees to use his best efforts to personally train other qualified physicians, as set forth in Exhibit B, and identified and approved by the President or the Director of Marketing of Diomed in the use of Diomed lasers for EVLT. The Doctor will provide Diomed with a certification in the form attached hereto as Exhibit A when each physician's training is complete.

         2.2 Promotional Activities. The Doctor, acting through his LLC, will use his best efforts to perform the promotional activities set forth in Exhibit B, as Exhibit B may be amended from time to time by written consent of Diomed and the Doctor.

         2.3 Confidentiality. The Doctor and the LLC each acknowledge that information about Product sales to be provided by Diomed to the Doctor and the LLC hereunder and any other information provided to the Doctor or the LLC and designated as confidential by Diomed at the time of disclosure constitute confidential and proprietary information of Diomed and the Doctor and the LLC each agree that he and it will not use such information except in furtherance of the purposes of this Agreement and will hold such information in strict confidence. The obligations of the Doctor and the LLC under this Section 2.3 shall be limited to a period of three years from the date of expiration or earlier termination of this Agreement. Neither the Doctor nor the LLC shall have any obligation of confidentiality with respect to any information (a) in the public domain, other than by a breach of this Section 2.3 by either of them, (b) rightfully received from a third party without any obligation of confidentiality, or (c) generally made available to third parties by Diomed without restriction on disclosure.

         2.4 Personal Obligation Notwithstanding the Doctor's use of the LLC to hold patent rights and provide services under this Agreement, all obligations of the Doctor and the LLC under this Agreement shall be joint and several and such obligations may be fully enforced by Diomed against either the Doctor or the LLC should the other party breach this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the total liability of the Doctor and/or the LLC for damages arising out of this Agreement exceed the aggregate amount of consideration received by the Doctor and/or the LLC

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                    (whether in cash, or exercised options or shares of capital stock) under this Agreement (it being understood that such limitation on liability for damages shall not limit Diomed's ability to seek injunctive or other equitable relief against either the Doctor or the LLC in the event the Doctor breaches his obligations under Sections 1.2, 1.3.1, 1.3.3,
                    1.3.4 or 2.3).

III.   Obligations of Diomed

       Subject to the terms and conditions of this Agreement, during the Term Diomed agrees as follows:

         3.1 Initial Payment. With in 60 days of execution of this Agreement, Diomed will pay the LLC the sum of **CONFIDENTIAL TREATMENT REQUESTED**

         3.2 Payment for Training. Within thirty (30) days of receipt of certification in the form of Exhibit A from the Doctor that training of physicians pursuant to Section 2.1 has been completed, Diomed will pay the LLC **CONFIDENTIAL TREATMENT REQUESTED** for each such approved training session per licensed physician. Within thirty (30) days of submission of receipts, Diomed will reimburse up to **CONFIDENTIAL TREATMENT REQUESTED** for foreign travel and **CONFIDENTIAL TREATMENT REQUESTED** for domestic travel for pre-approved lectures/workshops where discussion or presentation on EVLT is on the agenda .

         3.3        Payments Based on Product Sales.

               3.3.1 From the Effective Date until termination of this Agreement (by expiration or earlier termination) or until total payments hereunder reach **CONFIDENTIAL TREATMENT REQUESTED**, whichever first occurs, and except as described in Section 3.3.2 below, Diomed will pay the LLC **CONFIDENTIAL TREATMENT REQUESTED** for each Product (as hereinafter defined, and other than OEM Sales) sold in North America (defined as Canada and the United States) and **CONFIDENTIAL TREATMENT REQUESTED** for each Product (other than OEM Sales) sold in the rest of the world. Payment shall be made within thirty (30) days of the end of each calendar quarter following the Effective Date. In the case of OEM Sales (as defined below), Diomed will pay to the LLC **CONFIDENTIAL TREATMENT REQUESTED** for each Product sold in North America and **CONFIDENTIAL TREATMENT REQUESTED** for each Product sold in the rest of the world. An "OEM Sale" shall mean any sale of a Product to a purchaser under an agreement where the Product is delivered without a Diomed logo and the purchaser has the rights to separately brand the Product. Reductions shall be allowed for returned Products and uncollected accounts. Each payment will be accompanied by a report as set forth in Section 3.8.

               3.3.2 Notwithstanding the payments provided under Section 3.3.1 above, the parties agree that Diomed may reduce such specified payments should Diomed earn an overall Gross Margin on the Products of less than **CONFIDENTIAL TREATMENT REQUESTED**. Should on a quarterly basis, Diomed's Gross Margin fall below **CONFIDENTIAL TREATMENT REQUESTED** then the payments specified in Section 3.3.1 above shall be adjusted as follows:

                   - **CONFIDENTIAL TREATMENT REQUESTED** reduction when Gross Margin is below **CONFIDENTIAL TREATMENT REQUESTED** but above **CONFIDENTIAL TREATMENT REQUESTED**



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                   -   **CONFIDENTIAL TREATMENT REQUESTED** reduction when Gross
                       Margin is below **CONFIDENTIAL TREATMENT REQUESTED** but above **CONFIDENTIAL TREATMENT REQUESTED**
                   - **CONFIDENTIAL TREATMENT REQUESTED** reduction when Gross Margin is below **CONFIDENTIAL TREATMENT REQUESTED** but above **CONFIDENTIAL TREATMENT REQUESTED**
                   - **CONFIDENTIAL TREATMENT REQUESTED** reduction when Gross Margin is below **CONFIDENTIAL TREATMENT REQUESTED** but above **CONFIDENTIAL TREATMENT REQUESTED**
                   - **CONFIDENTIAL TREATMENT REQUESTED** reduction when Gross Margin is below **CONFIDENTIAL TREATMENT REQUESTED** but above **CONFIDENTIAL TREATMENT REQUESTED**
                   - **CONFIDENTIAL TREATMENT REQUESTED** reduction when Gross Margin is below **CONFIDENTIAL TREATMENT REQUESTED**

                       In no case shall the reduction exceed **CONFIDENTIAL TREATMENT REQUESTED**. For purposes of this Section, Gross Margin shall be determined quarterly under generally accepted accounting principles in the United States, with the payments under this Agreement included in cost of sales. The Gross Margin shall be computed to two places (e.g., ".48") with fractions of one half or less rounded down and fractions greater than one half rounded up. For example the number 49.55% would be rounded up to 50%. Should a reduction under this Section apply in any quarter, Diomed will provide documentation for the reduction and the LLC may request that Diomed's independent auditors (at Diomed's expense) and as part of the annual audit, certify such computation. Such a request must be made in writing within 45 days of year end.

               3.3.3 In addition to payments for Products as provided for above, Diomed shall pay the LLC **CONFIDENTIAL TREATMENT REQUESTED** for each optical fiber manufactured and sold by Diomed utilizing the unique fiber design components of the Fiber Patent (a "Qualified Fiber"). Where a Qualified Fiber is included in a disposable Kit which contains other components the amount paid shall be **CONFIDENTIAL TREATMENT REQUESTED** for each kit which includes a Qualified Fiber.

         3.4 Certain Definitions. For purposes of this Agreement, "Product" or "Products" means the Diomed D15 plus and D30 plus lasers (and equivalents) that are sold with an EVLT application box and excludes all fibers, disposables and related services.

         3.5 Initial Option Grant. In consideration of the undertakings by the Doctor and the LLC herein, Diomed hereby grants to the LLC an option (the "Initial Option") to purchase 30,000 shares of Diomed Common Stock at a purchase price of $2.25 per share under the 2001 Stock Option Plan adopted by Diomed (the "Plan"). The Initial Option shall be fully vested on issuance and exercisable for a period of two (2) years from the date of grant. The Initial Option will be non transferable and may only be exercised on the condition that the Doctor executes the Stockholder Agreement attached herewith as Exhibit C (as it may be amended from time to time). The Initial Option (and shares issued on exercise thereof) shall also be subject to all provisions of the Certificate of Incorporation and Bylaws of Diomed, or successor entity, as from time to time revised or amended or terms of any conversion of the options in connection with a merger or acquisition with another company so long as the holder is treated on a pari parsu basis.

         3.6 Product Options. For each Product sold by Diomed beginning on the Effective Date and ending November 15, 2005, Diomed will grant to the LLC under the Plan an option (a "Product Option") to purchase twenty five (25) shares of Common Stock of Diomed up to an aggregate maximum of 180,000 shares (which number is inclusive of shares subject to options granted under Section 3.5). The Product Options shall be granted as of the end of each calendar quarter in which Product sales were sold (subject to adjustment for returns and uncollected accounts) and shall be fully vested on grant. The Product Options issued hereunder shall be subject to the same terms as the Initial Options issued under
                    Section 3.5 except that the exercise price of each quarterly grant shall be based on fair market value of Diomed common

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                    stock at the time of grant as determined at the sole
                    discretion of the Board of Director and consistent with other Employee options (if any) granted during the quarter.

         3.7 Quarterly Report. Diomed shall provide the Doctor with a report within thirty (35) days of the end of each calendar quarter specifying the number of Products sold for EVLT during the immediately prior calendar quarter (and specifying sales in North America and sales in the rest of the world), the number of stock options earned as a result of such sales, the exercise price of the stock options, and the aggregate number of stock options awarded the LLC to the date of the report. For purposes of the Product Options, the number of Products sold in any given quarter shall equal the number of Products for which Diomed is obligated to make a payment under Section 3.3.

         3.8 Annual Verification. Within ninety (90) days of the close of each calendar year, Diomed will provide the Doctor with an annual report of the number of Products sold in the immediately preceding calendar year, verified by Diomed's auditors. The Doctor and/or the LLC shall have the right to audit Diomed's books and records related to the transactions contemplated under this Agreement. In addition to any other sums that may be owing to the Doctor and/or the LLC as a result of such audit, Diomed shall be responsible for the cost of such audit in the event a discrepancy of five percent (5%) of more is documented by the Doctor's and/or LLC's auditor.

4      Investment Representations

         4.1 Option Grants Subject to Plan. The Doctor and the LLC each acknowledges that the options granted and to be granted to the LLC hereunder are being granted under and are subject to the Plan. All references to numbers of shares or price per share under this Agreement shall be subject to adjustment in a number of circumstances such as merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, as provided in the Plan.

         4.2 Investment Intent. The Doctor and the LLC each agrees that the LLC is acquiring and will acquire the Options and the shares of Common Stock issuable thereunder for its own account and not with a view to, or for sale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         4.3 Adequate Investigation. The Doctor and the LLC each acknowledges that Diomed has granted him and it the opportunity to make a thorough investigation of the business affairs of Diomed and he and it has availed himself and itself of such opportunity, either directly or through his or its authorized representatives. In particular, Diomed has made available to the Doctor and the LLC and their respective representative, access to Diomed officers and employees for the purpose of discussing and responding to questions concerning Diomed and its business and Diomed has furnished to the Doctor and the LLC all agreements, financial statements and other documents pertaining to Diomed and its business requested by him or it. The Doctor and the LLC each acknowledges that he and it has made an independent investigation of Diomed and an independent evaluation of the risks and merits of acquiring the Options and entering into this Agreement and has received all the information that he or it has requested in connection with deciding whether to accept the Options.

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         4.4        Investment Sophistication. The Doctor and the LLC each
                    acknowledges that he and it (a) is knowledgeable and experienced in business matters, (b) is capable of independently evaluating the risks and merits of accepting and exercising the Options granted hereunder, (c) has independently determined that the investment is a suitable investment for the LLC, and (d) has sufficient financial resources to bear the loss of the LLC's investment in the Options.

         4.5 Restricted Securities. The Doctor and the LLC each acknowledges and understands that, because neither the Options nor the Common Stock to be received upon exercise of the Options will be registered under the Securities Act or applicable state securities laws (even after Diomed becomes a public company), the LLC will not be able to dispose of the Common Stock received upon exercise of the Options unless the sale of the shares of Common Stock received by it is registered or exemptions from such registration are available. The Doctor and the LLC each further acknowledges and understands that neither he nor it has any right to require Diomed to register the Common Stock the LLC receives upon exercise of any Options granted hereunder under the Securities Act or applicable state securities laws and that the Company may, as a condition to the transfer of Common Stock received upon exercise of the Options, require an opinion of counsel, in form and substance reasonably satisfactory to Diomed to the effect that the proposed transfer does not result in violation of the Securities Act or applicable state securities laws, unless such transfer is covered by an effective registration statement under the Securities Act and all applicable state securities laws. In furtherance of the above, each certificate representing shares of Common Stock received upon exercise of Options will bear a legend to that effect as well as any legend required by the Stockholder Agreement signed by the LLC.

         4.6 Domicile. The legal domicile of each of the Doctor and the LLC is New York.

         4.7 Accredited Investor. The LLC and the Doctor are an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and was not formed for the purpose of acquiring the Options.

5      Term and Termination

         5.1 Term. The Agreement shall be effective as of August 29, 2001 (the "Effective Date") and, unless earlier terminated as provided herein, shall automatically terminate on November 16, 2010 (the period from the Effective Date until expiration or earlier termination of this Agreement being referred to herein as the "Term").

         5.2 Termination by Diomed. This Agreement may be terminated in its entirety by Diomed effective upon the giving of notice of termination to the Doctor no later than January 31 following the end of any calendar year beginning with calendar year 2001 in which at least 50 Products are not sold worldwide for EVLT.

         5.3 Termination by the Doctor and the LLC. This Agreement may be terminated by the Doctor (on behalf of himself and the LLC) effective upon the giving of notice of termination to Diomed no later than January 31 following the end of any calendar year beginning with calendar year 2001 in which at least
                    50 Products are not sold worldwide for EVLT. Also, this Agreement may be terminated by the Doctor (on behalf of himself

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                    and the LLC) at any time after the second anniversary of the
                    Effective Date effective upon the giving of six (6) months prior written notice of termination.

         5.4 Termination for Breach. Diomed, on the one hand, and the Doctor (on behalf of himself and the LLC), on the other, may terminate this Agreement if the other defaults in the performance of any agreement, condition or covenant in this Agreement and this default is not remedied within sixty (60) days after written demand to remedy the same has been given to the other party. For purposes of this Section 5.4, failure by the Doctor to perform his agreed-upon duties as set forth in Exhibit B shall constitute a breach of this Agreement. Upon termination for default, the non-defaulting party shall be free to pursue any and all remedies available to him or it. No remedy is intended to be exclusive and each remedy shall be cumulative.

         5.5 Termination upon Death or Discontinuation of Medical Practice of the Doctor. This Agreement shall terminate upon the death of the Doctor. Also, Diomed, on the one hand, and the Doctor (on behalf of himself and the LLC), on the other, may terminate this Agreement if the practice of medicine ceases to be the Doctor's primary professional activity.

         5.6 Survival of Patent Rights on Termination. Unless this Agreement is terminated due to Diomed's breach, the parties agree that Diomed's rights under Section 1.3 (and the license and assignment of rights contained therein) shall survive such termination without limitation. With regards to the Process Patent, such retained rights shall be non exclusive.

         5.7 Survival. Notwithstanding termination of this Agreement, Diomed's obligations under Sections 3.2, 3.3 and 3.6 shall survive with respect to Product sales for EVLT prior to the date of termination, and the obligations of the Doctor and the LLC under Section 1.2 shall survive until November 16, 2010. Article IV, Sections 6.2 and 6.3 and Sections 7.7 and
                    7.8 shall survive termination of this Agreement.

6      Representations, Warrants and Indemnification

        6.1 Authority and Enforcement. Each party to this Agreement warrants that he or it has full right, power and authority to enter into this Agreement and to perform the covenants and agreements contemplated hereby, that this Agreement has been duly executed and delivered by him or it and that the Agreement is enforceable against him or it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other creditors' rights generally and the availability of equitable remedies, including specific performance.

        6.2 Patent Rights. The Doctor and the LLC represent and warrant that (i) the Doctor is a named and actual co-inventor of the Process Patent Rights, (ii) the Doctor has provided Diomed with an accurate and complete copy of all written documents relating to the Process Patent Rights that are in his possession or control and a written summary of all other agreements and arrangements (whether written or oral) relating to the Process Patent Rights of which he has knowledge, and (iii) neither the Doctor nor the LLC is a party to any agreement or arrangement (whether written or oral) with any other co-inventor of the Process Patent Rights or any third party that would prohibit the Doctor from granting the license to the Process Patent Rights granted hereunder or require the

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                    approval or consent of any other co-inventor or any third
                    party to the grant of such license. The Doctor and the LLC further represent and warrant that the Doctor is the inventor of the Fiber Patent Rights and that he has the right to grant the rights to the Fiber Patent hereunder. The Doctor and the LLC agree to indemnify and hold Diomed harmless from any liability, loss or cost (including reasonable attorney's fees) arising out of or resulting from any breach of any representation or warranty in this Section 6.2.

         6.3 Limitation on Liability. EXCEPT AS SPECIFICALLY PROVIDED HEREIN AND IN ANY WARRANTY DELIVERED WITH THE PRODUCT, DIOMED GIVES NO WARRANTIES WHATSOEVER WITH RESPECT TO THE PRODUCT INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL DIOMED ON THE ONE HAND OR THE DOCTOR AND/OR THE LLC ON THE OTHER BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES THAT THE OTHER MAY SUFFER DIRECTLY OR INDIRECTLY AS A RESULT OF THE SALE OF THE PRODUCT FOR EVLT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL THE TOTAL LIABILITY OF THE DOCTOR AND/OR THE LLC FOR DAMAGES ARISING OUT OF THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT OF CONSIDERATION RECEIVED BY THE DOCTOR AND/OR THE LLC (WHETHER IN CASH, OR EXERCISED OPTIONS OR SHARES OF CAPITAL STOCK) UNDER THIS AGREEMENT

7     Miscellaneous

         7.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and to their respective successors, personal representatives, executors or assigns. Neither this Agreement nor any part of it shall be assignable by the Doctor or the LLC to any third party. Diomed may assign this Agreement to a parent, subsidiary or other affiliate and to any party that acquires the EVLT business from Diomed, provided that such assignee assumes the obligations of Diomed hereunder in a written instrument delivered to the Doctor and the LLC.

         7.2 Notices. Unless otherwise agreed in writing, all notices, requests and other communications pursuant to this Agreement shall be in writing and addressed as follows:

                              If to Diomed:


                                      Diomed, Inc.
                                      1 Dundee Park
                                      Andover, MA 01810
                                      Attn: Peter Klein

                              If to the Doctor or the LLC:


                                      Endovenous Laser Associates, L.L.C.
                                      416 East 55th Street New York, N.Y. 10022
                                      Attn: Robert Min, M.D.


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                              Any notice or other communication under this
                              Agreement shall be deemed to be sufficiently given if made in writing addressed as above and delivered (a) by hand or by recognized overnight delivery service, (b) by first class registered or certified mail, return receipt requested, or (c) by facsimile or electronic mail (with a confirmation copy dispatched as provided in subsection (a) or (b) above). Notice shall be deemed to have been given upon delivery if delivered under subsection (a) or (c) and at the expiration of five (5) business days after the date on which a notice is posted under subsection
                              (b).

         7.3 Entire Agreement. This Agreement, together with the Exhibits attached hereto, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any other agreement or understanding, written or oral, that the parties heretofore may have had with respect thereto, including, without limitation, that certain Term Sheet dated as of December 18, 2000.

         7.4 Amendment. No amendment or other variation of this Agreement will be binding unless duly executed by an instrument in writing signed by the parties hereto.

         7.5 No Waiver. Failure by any party to enforce the performance of any of the provisions of this Agreement against another party shall neither constitute a waiver by it or him of its or his rights hereunder nor affect the validity of this Agreement in any way. Any waiver by a party hereto of a breach of this Agreement on the part of another party shall not constitute a precedent as to any subsequent breach on the part of such other party.

         7.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         7.7 Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without application of Massachusetts law with respect to conflicts of law.

         7.8 Dispute Resolution. Any dispute that may arise between the parties in connection with or arising out of this Agreement must first be addressed by the President of Diomed and the Doctor who shall make a good faith effort to resolve the dispute. If, within thirty (30) days of written notice that a dispute exists there has been no resolution of the dispute, then such dispute shall be resolved exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force. The arbitration shall take place in Boston, Massachusetts, or New York, New York, and shall be final and binding on the parties, shall not be subject to any appeal and shall address the question of costs of arbitration and the matters relating thereto. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or any order of enforcement thereof, as the case may be.

         7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

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                                 [LOGO] DIOMED

         7.10 Headings. The headings in this Agreement are inserted for convenience only and shall not be used to interpret this Agreement or for any other purpose.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DIOMED, INC.                            ENDOVENOUS LASER ASSOCIATES, L.L.C.



By:                                     By:

/s/ Peter Klein                         /s/ Robert Min
-------------------------------------   -------------------------------------
       PETER KLEIN:                                DR. ROBERT MIN

Title: CEO                              Title: MANAGER




                                                                       EXHIBIT A

                         CERTIFICATION OF COMPLETION OF
                                 EVLT TRAINING

                            EVLT Training Certificate
                            -------------------------

      This document certifies that Dr.

         Street:
         City:
         ZIP, State:
         Phone:
         e-mail:


has successfully completed a one day training session on performing an EVLT procedure.





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

                                 [LOGO] DIOMED




The Training was performed by Dr.               at the following location:

                 Street:
                 City:
                 ZIP, State:
                 Phone:
                 e-mail:


                           We thank you for your participation





 This certificate merely certifies that the above named physician has completed the training session described above, and does not certify that such physician possesses any particular level of skill, competency or experience with respect to an EVLT procedure.

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                                 [LOGO] DIOMED

                                                                       EXHIBIT B

                                DUTIES OF DR. MIN

 To train between 8 and 12 doctors per calendar year beginning with 2001, subject to bona fide pre-existing commitments.

 If requested by Diomed, to speak and lecture on the use of the Product for EVLT at a minimum of two major medical meetings each year, at least one of which shall be in an international forum.

 To be available to answer questions from Diomed personnel related to EVLT for up to five (5) hours per month during normal working hours as agreed upon by the parties and further agrees to devote up to three (3) hours per month to providing e-mail support with respect to EVLT as requested by Diomed.

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